Exhibit 10.2

PLACEMENT AGENCY AGREEMENT

November 6, 2023

Aegis Capital Corp.

1345 Avenue of the Americas, 27th Floor

New York, NY 10105

Re:         Super League Enterprise, Inc.

Ladies and Gentlemen:

This Placement Agency Agreement (“Agreement”) sets forth the terms upon which Aegis Capital Corp., a New York corporation (“Aegis” or “Placement Agent”), a registered broker-dealer and member of the Financial Industry Regulatory Authority (“FINRA”), shall be engaged by Super League Enterprise, Inc., a Delaware corporation (the “Company”) to act as the exclusive placement agent in connection with the private placement (the “Offering”) of shares (the “Shares”) of Series AAA Convertible Preferred Stock, par value $0.001 per share (including all subseries of such stock, the “Series AAA Preferred Stock”). The Offering will consist of a minimum of 1,000 Shares (1,000,000) (“Minimum Offering Amount”) and up to a maximum of 30,667 Shares ($30,667,000) (“Maximum Offering Amount”) which shall be offered on a “reasonable efforts, all or none” basis as to the Minimum Offering Amount and a “reasonable efforts” basis for all amounts in excess of the Minimum Offering Amount. For purposes hereof, this Agreement shall also cover, and the term “Shares” shall include, the potential issuance and sale of another series of convertible preferred stock of the Company, with identical rights and preferences as the Series AAA Preferred Stock being sold in the Offering (except for voting provisions) and which may be sold to certain persons due to concerns relating to beneficial ownership limitations.

The purchase price for the Shares will be $1,000 per Share (the “Offering Price”); provided, however, that holders of shares of the Company’s Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A”), Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2”), Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3”), Series A-4 Convertible Preferred Stock, par value $0.001 per share (the “Series A-4”), Series A-5 Convertible Preferred Stock, par value $0.001 per share (the “Series A-5”, and, collectively with the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred, Series A-4 Preferred, the “Series A Preferred”), Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA”), Series AA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-2”), Series AA-3 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-3”), Series AA-4 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-4”), and Series AA-5 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-5”, and, collectively with the Series AA, Series AA-2, Series AA-3 and Series AA-4, the “Series AA Preferred”) may exchange up to 100% of such holder’s shares of Series A Preferred and/or Series AA Preferred, as applicable, held by such holder (such shares of Series A Preferred and/or Series AA Preferred exchanged for shares of Series AAA Preferred Stock are hereinafter collectively, the “Exchanged Shares”), pursuant to certain minimum exchange requirements as set forth in the Exchange Agreement (as defined below). Any amounts that are exchanged into Shares pursuant to the Exchange Agreement shall not be included in calculations of whether the Minimum Offering Amount or the Maximum Offering Amount have been attained. The Placement Agent shall accept subscriptions only from persons or entities who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Shares will be offered until the earlier of (i) the termination of the Offering as provided herein, (ii) the time that all Shares offered in the Offering are sold or (iii) November 30, 2023 (“Initial Offering Period”), which date may be extended by the Placement Agent and the Company in their joint discretion until December 31, 2023 (this additional period and the Initial Offering Period shall be referred to as the “Offering Period”). The date on which the Offering expires or is terminated shall be referred to as the “Termination Date.”

With respect to the Offering, the Company shall provide the Placement Agent, on terms set forth herein, the right to offer and sell all the Shares being offered. Purchases of Shares may be made by the Placement Agent and its officers, directors, employees and affiliates. The Company, in its sole discretion, may accept or reject, in whole or in part, any prospective investment in the Shares. Notwithstanding anything to the contrary set forth herein, it is understood that no sale shall be regarded as effective unless and until accepted by the Company. The Company and the Placement Agent shall mutually agree with respect to allotting any prospective subscriber less than the number of Shares that such subscriber desires to purchase.

The Offering will be made by the Company solely pursuant to the Subscription Agreement (as defined below) and Term Sheet (as defined below), which at all times will be in form and substance reasonably acceptable to the Company, the Placement Agent and their respective counsel and contain such legends and other information as Company, the Placement Agent and their respective counsel, may, from time to time, deem necessary or desirable to be set forth therein. “Term Sheet” as used in this Agreement means that certain Term Sheet dated on or about October [ ], 2023, inclusive of all annexes, and all amendments, supplements and appendices thereto. “Subscription Agreement” as used in this Agreement means those certain Subscription Agreements, inclusive of all annexes, and all amendments, supplements and appendices thereto. The Term Sheet and the Subscription Agreement are sometimes hereinafter referred to as the “Offering Materials”.

1.      Appointment of Placement Agent. On the basis of the representations and warranties provided herein, and subject to the terms and conditions set forth herein, the Placement Agent is appointed exclusive placement agent for the Company during the Offering Period to assist the Company in finding qualified subscribers for the Offering. With the exception of a potential accounts receivable lending facility, the principal amount of which will be approximately $5,000,000 and which will be promptly disclosed in writing to the Placement Agent if entered into during the Offering Period (the “AR Facility”), the Placement Agent shall also have exclusivity, including the retention of sub-placement agents, during the Offering Period with respect to any other securities that the Company desires to offer for capital raise purposes. The Placement Agent may sell Shares through other broker-dealers who are FINRA members, as well as through foreign finders pursuant to applicable FINRA rules, and may reallow all or a portion of the Agent Compensation (as defined in Section 3(b) below) it receives to such other broker-dealers or foreign finders. On the basis of such representations and warranties and subject to such terms and conditions, the Placement Agent hereby accepts such appointment and agrees to perform its services hereunder diligently and in good faith and in a professional and businesslike manner and to use its reasonable efforts to assist the Company in (A) finding subscribers of Shares who qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D, and (B) completing the Offering. The Placement Agent has no obligation to purchase any of the Shares. Unless sooner terminated in accordance with this Agreement, the engagement of the Placement Agent hereunder shall continue until the later of the Termination Date or the Final Closing (as defined below).

2.       Representations, Warranties and Covenants of the Company. Except as set forth in the Offering Materials and any SEC Reports (as defined herein) or in the schedule of exceptions delivered to the Placement Agent on the date hereof (the “Schedule of Exceptions”), the representations and warranties of the Company contained in this Section 2 are true and correct as of the date of this Agreement.

(a)    The Offering Materials have been prepared by the Company in compliance in all material respects with Regulation D and Section 4(a)(2) of the Act and the requirements of all other rules and regulations (the “Regulations”) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Placement Agent notifies the Company that the Shares are to be offered and sold excluding any foreign jurisdictions. The Shares will be offered and sold pursuant to the registration exemptions provided by Regulation D and Section 4(a)(2) of the Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those United States jurisdictions in which the Placement Agent notifies the Company that the Shares are being offered for sale. None of the Company, or to the Company’s Knowledge, its affiliates, or any person acting on its or their behalf (other than the Placement Agent, its affiliates or any person acting on its behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506(b) of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it. None of the Company, or to the Company’s Knowledge, its predecessors or affiliates has been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining such person for failing to comply with Section 503 of Regulation D. Except to the extent of sales made pursuant to agreements with the Placement Agent, the Company has not, for a period of six months prior to the commencement of the offering of Shares, sold, offered for sale or solicited any offer to buy any of its securities in a manner that will be integrated with the offer and sale of the Shares pursuant to this Agreement and will cause the exemption from registration set forth in Rule 506(b) of Regulation D to become unavailable with respect to the offer and sale of the Shares pursuant to this Agreement in the United States. For purposes of this Agreement, "to the Company’s Knowledge" or similar phrases means the actual knowledge of either of Ann Hand or Clayton Haynes, of a fact or matter after making reasonable inquiry.

(b)    The Offering Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. To the Company’s Knowledge, none of the statements, documents, certificates or other items made, prepared or supplied by the Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made; provided, however, the foregoing does not apply to any statements or omissions made solely in reliance on and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the preparation thereof. There are no facts, circumstances or conditions which the Company has not disclosed in the Offering Materials or timely disclosed in any SEC Report and of which the Company is aware that has had or that could reasonably be expected to have a Company Group Material Adverse Effect (as defined in Section 2(c) below). Notwithstanding anything to the contrary herein, the Company makes no representation or warranty with respect to any estimates, projections and other forecasts and plans (including the reasonableness of the assumptions underlying such estimates, projections and other forecasts and plans) that may have been delivered to the Placement Agent or its representatives or that are contained in any of the SEC Reports or Offering Materials, except that such estimates, projections and other forecasts and plans have been prepared in good faith on the basis of assumptions stated therein, which assumptions were believed to be reasonable at the time of such preparation. Any statistical and market-related data included in any SEC Reports or in the Offering Materials are, or were at the time, based on or derived from sources that the Company believes, or believed at such time, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(c)    The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware and has the requisite power and authority to own its properties and to carry on its business as described in the Offering Materials and the SEC Reports. Section 2(c) of the Schedule of Exceptions lists each entity owned or controlled, directly or indirectly by the Company (each a “Subsidiary” and collectively, the “Subsidiaries”). Each Subsidiary is duly incorporated or formed, as applicable, validly existing and in good standing under the laws of the state or foreign jurisdiction of its incorporation or formation, as applicable, as set forth in Section 2(c) of the Schedule of Exceptions. Except as set forth on Section 2(c) of the Schedule of Exceptions, neither the Company nor any Subsidiary (i) owns or controls, directly or indirectly, any interest in any other corporation, association or other business entity or (ii) participates in any joint venture, partnership or similar arrangement. Each Subsidiary has the requisite company power to own, operate and lease its properties and to carry out its business as described in the SEC Reports. Each of the Company and the Subsidiaries (collectively referred to herein as the “Company Group”) is qualified or licensed to do business in the jurisdictions listed in Section 2(c) of the Schedule of Exceptions, except for any failure to be so qualified or licensed that would not have a Company Group Material Adverse Effect. Each member of the Company Group is qualified or licensed to do business in all jurisdictions in which the character of the properties owned or held under lease by it or the nature of its business makes qualification necessary, except where the failure to be so qualified or licensed would not reasonably be expected to result in a Company Group Material Adverse Effect. No member of the Company Group is in violation of any provision of any of its organizational documents. As used in this Agreement, “Company Group Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to be materially adverse to (i) the business, condition (financial or otherwise), assets, prospects, liabilities or results of operations of the Company and its Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the transactions contemplated by this Agreement and to perform its obligations under the Transaction Documents; provided, however, that clause (i) shall not include any event, circumstance, change or effect resulting from (x) failure of the Company to receive the Approvals (as defined below), (y) changes in general economic conditions or changes in securities markets in general that do not have a materially disproportionate effect (relative to other industry participants) on the Company or its Subsidiaries or (z) general changes in the industries in which the Company and the Company Subsidiaries operate, except those events, circumstances, changes or effects that adversely affect the Company and its Subsidiaries to a materially greater extent than they affect other entities operating in such industries.

(d)    The Company has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, the Registration Rights Agreement substantially in the form of Exhibit B to this Agreement (the “Registration Rights Agreement”), the Subscription Agreement substantially in the form of Exhibit A to this Agreement (the “Subscription Agreement”), the Escrow Agreement (as hereinafter defined), the Exchange Agreement substantially in the form of Exhibit C (the “Exchange Agreement”), and the other agreements contemplated hereby (this Agreement, the Subscription Agreement, the Registration Rights Agreement, the Exchange Agreement and the other agreements contemplated hereby that the Company is executing and delivering hereunder are collectively referred to herein as the “Transaction Documents”).

(e)    Subject to the receipt of the Preferred Approval (as defined below) and Series AA Approval (as defined below), the Shares to be purchased by investors pursuant to the Offering Materials (including, solely for purposes of this subsection, the Shares that may be purchased pursuant to the Additional Investment Rights as more particularly described in Section 6 of the Subscription Agreements, subject to the Company’s receipt of the Approvals and filing of all necessary documentation with the SEC) and the Agent Warrants (as defined in Section 3(b)) to be issued to the Placement Agent pursuant to the terms of this Agreement have been duly authorized for issuance and sale pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be duly and validly issued, fully paid and non-assessable and will have the rights, preferences and priorities set forth in the Company’s Certificate of Incorporation (including the Certificate of Designation, as defined below). Subject to the approval by the holders of a majority of the Company’s issued and outstanding voting securities of the adjustments to the conversion price set forth in Section 7(a)(ii) of the Certificate of Designation (the “Conversion Price Adjustments”), the issuance of certain additional investment rights to purchase a series of preferred stock similar in terms to the Series AAA Preferred, as set forth in Section 6 of the Subscription Agreement (the “Additional Investment Rights”), and the potential issuance of more than 20% of the Company’s common stock upon the conversion of the Series AAA Preferred due to the Conversion Price Adjustments (collectively, the “Stockholder Approval”), the Common Stock issuable upon conversion of the Shares (including, for purposes of this subsection, the Shares that may be purchased pursuant to Additional Investment Rights) and Agent Warrant Shares (as defined in Section 3(b)) (collectively, the “Conversion Shares”) have been, or will be upon the receipt of the Approvals, duly authorized and reserved for issuance and when issued by the Company upon valid conversion of the Shares and Agent Warrant Shares, will be, upon the receipt of the Approvals, duly and validly issued, fully paid and nonassessable. Subject to the Approvals, the shares of Common Stock which may be issued as dividends on the Shares (collectively, the “Dividend Shares”) have been duly authorized and reserved for issuance, and when issued by the Company in payment of dividends on the Shares, will be duly and validly issued, fully paid and nonassessable. Subject to the Approvals and the cancellation of certain warrants issued to the Placement Agent previously issued for Exchange Shares (as more specifically set forth in Section 3(b) hereinbelow), the Agent Warrant Shares have been duly authorized and reserved for issuance and when issued by the Company pursuant to the terms of the Agent Warrants, will be duly and validly issued, fully paid and nonassessable. The issuance of the Shares, Conversion Shares, Dividend Shares, Agent Warrants and Agent Warrant Shares are not subject to any preemptive or other similar rights of any securityholder of the Company that have not been waived by such parties, or for which such party’s right to elect to participate in this Offering has not expired after being notified by the Company. The capital stock of the Company conforms in all material respects to all statements relating thereto contained in the SEC Reports. No holder of Shares or Agent Warrants will be subject to personal liability solely by reason of being such a holder. For the avoidance of doubt, in the event the Company does not receive any of the Approvals (as defined herein below) on or before the Effective Date of this Agreement, the Company shall not be deemed to be in breach of any representation or warranty made herein.

(f)     Prior to the initial closing in the Offering (the “First Closing”), each of the Transaction Documents (other than this Agreement, which has already been authorized) will have been duly authorized by the Company’s Board of Directors. This Agreement has been duly authorized, executed and delivered and constitutes, and each of the other Transaction Documents, upon due execution and delivery, will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms: (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors’ rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company’s obligations to provide indemnification and contribution remedies under the securities laws; (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity); and (iii) subject to the receipt of the receipt by the Company of (A) the consent of a majority of the holders of each of the Company’s (I) Series A Convertible Preferred Stock, par value $0.001 per share (the “Series A Preferred”), (II) Series A-2 Convertible Preferred Stock, par value $0.001 per share (the “Series A-2 Preferred”), (III) Series A-3 Convertible Preferred Stock, par value $0.001 per share (the “Series A-3 Preferred”), (IV) Series A-4 Convertible Preferred Stock, par value $0.001 per share (the “Series A-4 Preferred”), (V) Series A-5 Convertible Preferred Stock, par value $0.001 per share (the “Series A-5 Preferred”, and, collectively with the Series A Preferred, Series A-2 Preferred, Series A-3 Preferred and Series A-4 Preferred, the “Series A Stock”), (VI) Series AA Convertible Preferred Stock, par value $0.001 per share (the “Series AA Preferred”), (VII) Series AA-2 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-2 Preferred”), (VIII) Series AA-3 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-3 Preferred”), (IX) Series AA-4 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-4 Preferred”), and (X) Series AA-5 Convertible Preferred Stock, par value $0.001 per share (the “Series AA-5 Preferred”, and, collectively with the Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred and Series AA-4 Preferred, the “Series AA Stock”), consenting to the authorization and issuance of the Series AAA Preferred Stock as separate classes ((I) through (IX), collectively, the “Preferred Approval”), (B) the consent of the holders of a majority of each of the Series AA Preferred, Series AA-2 Preferred, Series AA-3 Preferred, Series AA-4 Preferred, and Series AA-5 Preferred, voting as separate classes, to consent to the potential issuance of shares of the Company’s Common Stock below the conversion price floor for each respective class of Series AA Preferred (the “Series AA Approval”), and (C) the Stockholder Approval (collectively with the Preferred Approval and the Series AA Approval, the “Approvals”).

(g)    Subject to the Company’s receipt of the Approvals, neither the execution and the delivery of this Agreement or any Transaction Document, nor the consummation of the transactions contemplated hereby, will (with or without the passage of time or giving of notice): (i) to the Company’s Knowledge, violate any injunction, judgment, order, decree, ruling, charge or other restriction, or any Law (as defined below) applicable to any member of the Company Group, (ii) violate any provisions of any of the charter documents of any member of the Company Group, (iii) violate or constitute a default (or any event which, with or without due notice or lapse of time, or both, would constitute a violation or default) under, result in the termination of, accelerate the performance required by any of the material terms, conditions or provisions of any Material Contract (as defined in Section 2(n) below) of any member of the Company Group, or by which any member of the Company Group, or any of its respective operating assets, is bound or (iv) result in the creation of any lien, charge or other encumbrance on the assets or properties of any member of the Company Group. “Law” means any applicable federal, national, regional, state, municipal or local law, statute, treaty, rule, regulation, ordinance, order, code, judgment, decree, directive, injunction, writ or similar action or decision.

(h)    The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. The SEC Reports (i) complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and (ii) none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(i)    The financial statements included in the SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its Subsidiaries, at the dates indicated and its results of operations, stockholders’ equity and cash flows for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except for any preparation of non-GAAP measures). The supporting schedules, if any, present fairly, in all material respects, in accordance with GAAP the information required to be stated therein. Except as set forth in such financial statements or otherwise disclosed in the Schedule of Exceptions attached hereto, or in the SEC Reports, neither the Company nor any Subsidiary has any known material liabilities of any kind, whether accrued, absolute or contingent, or otherwise.

(j)    Since the date of the Company’s most recent financial statements contained in the SEC Reports, there has been no Company Group Material Adverse Effect.

(k)    Subject to the Company’s receipt of the Preferred Approval and Series AA Approval, as of the date hereof, the Company will have the authorized and outstanding capital stock as described in Section 2(k) of the Schedule of Exceptions. All outstanding shares of capital stock of the Company are duly authorized, validly issued and outstanding, fully paid and non-assessable. Except as described in the SEC Reports, or in regard to either the Series AAA Stock or the AR Facility, as of the date of the First Closing: (i) there will be no outstanding options, stock subscription agreements, warrants or other rights permitting or requiring the Company or others to purchase or acquire any shares of capital stock or other equity securities of the Company or to pay any dividend or make any other distribution in respect thereof; (ii) there will be no securities issued or outstanding which are convertible into or exchangeable for any of the foregoing and there are no contracts, commitments or understandings, whether or not in writing, to issue or grant any such option, warrant, right or convertible or exchangeable security; (iii) except for shares of Common Stock reserved for conversion of the Series AA Preferred at the respective conversion price floor of each series of Series AA Preferred, no shares of stock or other securities of the Company are reserved for issuance for any purpose; (iv) with the exception of the receipt of the Approvals by way of written consent, there will be no voting trusts or other contracts, commitments, understandings, arrangements or restrictions of any kind with respect to the ownership, voting or transfer of shares of stock or other securities of Company, including, without limitation, any preemptive rights, rights of first refusal, proxies or similar rights, and (v) no person holds a right to require Company to register any securities of Company under the Act or to participate in any such registration.

(l)    The Certificate of Designation of Preferences, Rights, and Limitations of the Series AAA Preferred Stock of the Company (including, for these purposes, each sub-series of such stock), the proposed form of which is attached hereto as Exhibit [E] (the “Certificate of Designation”), has been duly authorized by the Company and will have been duly executed and delivered by the Company and duly filed with the Secretary of State of the State of Delaware before the First Closing, subject to receipt of the Approvals. The holders of each subseries of Series AAA Preferred Stock will have the rights set forth in the applicable Certificate of Designation that will be filed with the Secretary of State of the State of Delaware.

(m)    The conduct of business by members of the Company Group as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States, or any other jurisdiction wherein any such members currently conduct such business, except as described in the SEC Reports. Neither the Company, nor any other member of the Company Group has received any notice of any violation of, or noncompliance with, any Law applicable to its business, the violation of, or noncompliance with, which would have or would reasonably be expected to have a Company Group Material Adverse Effect, and the Company knows of no facts or set of circumstances which could give rise to such a notice.

(n)    Each member of the Company Group has all franchises, permits, authorizations, licenses, and any similar authority necessary for the conduct of its business as described in the SEC Reports, except as would not, individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect. Except as disclosed in the SEC Reports, no member of the Company Group has received written notice of (i) any pending proceedings which could reasonably be expected to result in the revocation, cancellation, suspension of any adverse modification of any such franchises, permits, authorizations, licenses or other similar authority or (ii) any default under any of such franchises, permits, licenses, authorizations or other similar authority, except as would not, individually or in the aggregate, reasonably be expected to have an Company Group Material Adverse Effect.

(o)    Except as disclosed herein, or in the SEC Reports, no breach or default by any member of the Company Group or any other party exists in the due performance under any of the terms of any note, bond, indenture, mortgage, deed of trust, lease, rental agreement, material contract, material purchase or sales order or other material agreement or instrument to which any member of the Company Group is a party or by which it or its property is bound or affected (each of the foregoing, a “Material Contract”), and there exists no condition, event or act which constitutes, nor which after notice, the lapse of time or both, could constitute a default under any of the foregoing, except as would not, individually or in the aggregate, has had or is reasonably be expected to have an Company Group Material Adverse Effect. The Material Contracts disclosed in the SEC Reports are in all material respects accurately described and are in full force and effect in accordance with their respective terms, subject to any applicable bankruptcy, insolvency or other laws affecting the rights of creditors generally and to general equitable principles and the availability of specific performance.

(p)    The members of the Company Group collectively, solely and exclusively own all right, title and interest in, or possesses enforceable rights to use, all patents, patent applications, trademarks, service marks, copyrights, rights, licenses, franchises, trade secrets, confidential information, processes and formulations necessary for the conduct of its business as now conducted (collectively, the “Intangibles”), except where the failure to own or possess such rights would not, individually or in the aggregate, would reasonably be expected to have a Company Group Material Adverse Effect. To the Company’s Knowledge, no member of the Company Group has infringed upon the rights of others with respect to the Intangibles and, except as disclosed in the SEC Reports, no member of the Company Group has received any notice that such member has or may have infringed or is infringing upon the rights of others with respect to the Intangibles, nor has such member received any written notice of conflict with the asserted rights of others with respect to the Intangibles. To the Company’s Knowledge, all such Intangibles are enforceable and no others have infringed upon the rights of any members of the Company Group with respect to the Intangibles. None of the Company Group’s material Intangibles have expired or terminated, or are expected to expire or terminate, within three years from the date of this Agreement. All current and former officers, employees, consultants and independent contractors of each member of the Company Group having access to proprietary information of a member of the Company Group, its customers or business partners and inventions owned by any member of the Company Group have executed and delivered to the applicable member of the Company Group an agreement regarding the protection of such proprietary information. The Company Group has secured, by valid written assignments from all of Company Group’s current and former consultants, independent contractors and employees, to the extent such individuals have not breached any covenants, representations, or warranties made to the Company in such assignments, who were involved in, or who contributed to, the creation or development of any Intangibles, unencumbered and unrestricted exclusive ownership of each such third party’s Intangibles in their respective contributions, except where the failure to do so would not individually or in the aggregate, reasonably be expected to have a Company Group Material Adverse Effect. No current or former employee, officer, director, consultant or independent contractor of any member of the Company Group has any right, license, claim or interest whatsoever in or with respect to any Intangibles owned by the Company.

(q)     Except as set forth in the SEC Reports, no member of the Company Group is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer of any member of the Company Group has provided written notice that such officer intends to leave the Company Group or otherwise terminate such officer's employment with the Company Group. No executive officer of any member of the Company Group, to the Company’s Knowledge, is in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company Group to any material liability with respect to any of the foregoing matters. To the Company’s Knowledge, each member of the Company Group is in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Group Material Adverse Effect. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the Company’s Knowledge, is threatened, and the Company has no knowledge of any existing or imminent labor dispute by the employees of any of its principal suppliers, manufacturers, customers or contractors.

(r)    Except (i) as set forth in the SEC Reports, (ii) as may be required under state securities or Blue Sky laws, (iii) as may be required under the Securities Act, the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), Exchange Act, the rules and regulations of the SEC under the Exchange Act (the “Exchange Act Regulations”), the rules of Nasdaq (the “Exchange”), (iv) for the consents and approvals set forth in the Preferred Approval and the Series AA Approval, (v) for the consents and approvals set forth in the Stockholder Approval, or (vi) will have been obtained or made on or prior to the First Closing, no consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with any court or governmental authority or other Person on the part of any member of the Company Group is required in connection with the issuance or sale of the Shares or the consummation of the transactions contemplated herein or in the other Transaction Documents.

(s)    Subsequent to the respective dates as of which information is given in the Offering Materials or in any SEC Report, each of the members of the Company Group has operated their respective businesses in the ordinary course and, except as may otherwise be set forth in the SEC Reports or in respect to additional shares of Series A Stock or Series AA Stock that have been issued to date, there has been no: (i) Company Group Material Adverse Effect; (ii) transaction otherwise than in the ordinary course of business consistent with past practice; (iii) issuance of any securities (debt or equity) or any rights to acquire any such securities other than the AR Facility or pursuant to equity incentive plans approved by its board of directors; (iv) damage, loss or destruction, whether or not covered by insurance, with respect to any asset or property of any members of the Company Group or (v) agreement to permit any of the foregoing.

(t)    Except as set forth in the Offering Materials or in any SEC Reports, there are no actions, suits, claims, hearings or proceedings pending before any court or governmental authority or, to the Company’s Knowledge, threatened, against any members of the Company Group, or involving its assets or any of its officers or directors (in their capacity as such) which, if determined adversely to such member of the Company Group or such officer or director, could reasonably be expected to have a Company Group Material Adverse Effect. No member of the Company Group is a party or subject to the provisions of any material order, writ, injunction, judgment or decree of any governmental authority that has not been satisfied in full or otherwise discharged.

(u)    Subject to, and the representation of which is expressly conditioned upon, the Company’s receipt of the Approvals, no member of the Company Group is: (i) in violation of its charter documents, (ii) in violation of any statute, rule or regulation applicable to such member, the violation of which would have or would reasonably be expected to have a Company Group Material Adverse Effect; or (iii) in violation of any judgment, decree or order of any court or governmental body having jurisdiction over such member of the Company Group, which violation or violations individually, or in the aggregate, could reasonably be expected to have a Company Group Material Adverse Effect.

(v)    Except as disclosed in any SEC Reports, no director, officer or manager of the Company or any Subsidiary or, to the Company’s Knowledge, none of the shareholders of the Company, any interest in any Person which is a competitor, supplier or customer of any member of the Company Group (unless such person is a publicly traded company), (ii) owns, directly or indirectly, in whole or in part, any property, asset or right, real, personal or mixed, tangible or intangible (including any of the Intangibles) which is utilized by or in connection with the business of any member of the Company Group, (iii) is a customer of, or supplier to, any member of the Company Group or (iv) directly or indirectly has an interest in or is a party to any Material Contract pertaining or relating to any member of the Company Group. In addition, no director, officer or employee of the Company, nor any affiliate of any such person nor to the Company’s Knowledge, no shareholder of the Company, is presently, directly or indirectly through his/her affiliation with any other person or entity, a party to any loan from any member of the Company Group.

(w)    Each of the Company and the Subsidiaries has filed, on a timely basis, each federal, state, local and foreign tax return, report and declarations that were required to be filed, or has requested an extension therefor and has paid all taxes and all related assessments, charges, penalties and interest to the extent that the same have become due. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. Neither the Company nor any Subsidiary has executed any waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. To the Company’s Knowledge, none of the Company Group’s tax returns is presently being audited by any taxing authority. No liens have been filed and no claims are being asserted by or against any member of the Company Group with respect to any taxes (other than liens for taxes not yet due and payable). The Company has received no notice of assessment or proposed assessment of any taxes claimed to be owed by it or any other Person on its behalf. Except as disclosed any SEC Reports, neither the Company nor any Subsidiary is a party to any tax sharing or tax indemnity agreement or any other agreement of a similar nature that remains in effect. The Company and the Subsidiaries have complied in all material respects with all applicable legal requirements relating to the payment and withholding of taxes and, within the time and in the manner prescribed by law, has withheld from wages, fees and other payments and paid over to the proper governmental or regulatory authorities all amounts required.

(x)    Except as otherwise disclosed in any SEC Reports, (i) each member of the Company Group has at all times conducted and currently conducts its business in compliance, in all material respects, with all Environmental Laws (as defined below), including having and complying with all environmental permits, licenses and other approvals and authorizations necessary for the operation of its business as presently conducted, (ii) no member of the Company Group has received any communication from any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Company, any of its Subsidiaries or any of their respective properties, assets or operations (each, a “Governmental Entity”) or any other Person alleging that it may be or was in violation of, or liable under, any Environmental Law, and (iii) there is no claim pending, or to the Company’s Knowledge, threatened, against the Company or any member of the Company Group arising under any Environmental Law. For purposes hereof, “Environmental Law” means any applicable Federal, state, local or foreign laws, relating to (a) the protection, preservation or restoration of the environment (including, air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource) or (b) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of, Hazardous Substances, in each case as amended and as in effect on the date hereof. “Hazardous Substance” means any substance listed, defined, designated or classified as hazardous, toxic, radioactive, or dangerous, or otherwise regulated, under any Environmental Law. Hazardous Substance includes any substance for which exposure is regulated by any Governmental Entity or any Environmental Law including, but not limited to, any toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste, petroleum or any derivative or by-product thereof, radon, radioactive material, asbestos, or asbestos containing material, urea formaldehyde foam insulation, lead or polychlorinated biphenyls.

(y)    Except as disclosed in any SEC Reports, neither the Company nor any Subsidiary owns any real property. Each of the Company and the Subsidiaries has good and marketable title to all personal property and assets reflected as owned by it in the financial statements referred to in Section 2(h) above and which are material to the business of the Company or such Subsidiary, in each case free and clear of any security interests, mortgages, liens, encumbrances, claims and other defects, except as may be required under the AR Facility or such as do not materially and adversely affect the value of such property and do not materially interfere with the use made or proposed to be made of such property. The real property, improvements, equipment and personal property held under lease by each of the Company and the Subsidiaries are held under valid and enforceable leases, with such exceptions as are not material, and do not materially interfere with the use made or proposed to be made of such real property, improvements, equipment or personal property. With respect to the property and assets leased, each member of the Company Group is in compliance with such leases, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Company Group Material Adverse Effect.

(z)    Each member of the Company Group and any “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, the Subsidiaries or their “ERISA Affiliates” (as defined below) are in compliance in all material respects with ERISA. “ERISA Affiliate” means, with respect to the Company or a Subsidiary, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such Subsidiary is a member. Each “employee benefit plan” established or maintained by the Company, its Subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification.

(aa)    Neither the Company, any Subsidiary, nor, to the Company’s Knowledge, any director, officer, agent, employee or other Person acting on behalf of any of such entities has, in the course of its actions for, or on behalf of, the Company or any Subsidiary has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company, its Subsidiaries and, to the Company’s Knowledge, its and their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(bb)    The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(cc)    Neither the Company, any of its Subsidiaries nor, to the Company’s Knowledge, its or their respective directors, officers, agents, employees or affiliates are currently the subject of sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority applicable to the Company and its Subsidiaries (collectively, “Sanctions”), nor is the Company or any of its Subsidiaries located, organized or resident in a country or territory that is the subject of Sanctions; and the Company does not intend to, directly or indirectly, use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, purchaser or otherwise) of Sanctions.

(dd)    Except as disclosed to the Placement Agent in writing, no member of the Company Group is obligated to pay, and has not obligated the Placement Agent to pay, a finder’s or origination fee in connection with the Offering (other than to the Placement Agent or any sub-placement agents), and the Company hereby agrees to indemnify the Placement Agent from any such claim made by any other person not approved by the Placement Agent, as more fully set forth in Section 8 hereof. Except as disclosed to the Placement Agent, the Company has not offered for sale or solicited offers to purchase the Shares except for negotiations with the Placement Agent. The Placement Agent acknowledges that the disclosure in any future SEC Reports of the Series AAA placement agency agreement and this Agreement, shall not represent a breach of any representation or warranty so long as Placement Agent’s identity is removed from such disclosures.

(ee)    Except as described in any SEC Reports, the Company maintains an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(ff)    Except as described in any SEC Reports, the Company maintains effective internal control over financial reporting (as defined under Rule 13a-15 and 15d-15 of the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences Except as described in any SEC Reports, since the end of the Company’s most recent audited fiscal year, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(gg)    Each of the Company and the Subsidiaries is insured by recognized, financially sound and reputable institutions with policies in such amounts and with such deductibles and covering such risks as are prudent and customary in the business in which it is engaged, including directors and officers’ liability.

(hh)    The Company’s Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act and is listed on the Exchange; the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange; except as set forth in any SEC Reports, the Company has not received any notice that it is out of compliance with the listing or maintenance requirements of the Exchange and the Company is, and will continue to be, in material compliance with all such listing and maintenance requirements; and the Company has not received any notification that the SEC or the Exchange is contemplating terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Exchange.

(ii)    The Company, and all Company Related Persons (as defined below) are not subject to any of the disqualifications set forth in Rule 506(d) of Regulation D (each a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Company Related Person is subject to a Disqualification Event. The SEC Reports contains a true and complete description of the matters required to be disclosed with respect to the Company and the Company Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Company Related Persons” means any predecessor of the Company, any affiliated Company, any director, executive officer, other officer of the Company participating in the Offering, any general partner or managing member of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, and any “promoter” (as defined in Rule 405 under the Act) connected with the Company in any capacity. The Company agrees to promptly notify the Placement Agent in writing of (i) any Disqualification Event relating to any Company Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Related Person.

(jj)    No representation or warranty by the Company contained in Section 2 of this Agreement and no statement by the Company contained in the Schedule of Exceptions to this Agreement contains any material untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein, in the light of the circumstances in which they are made, not misleading.

(kk)    Until the earlier of (i) the Termination Date and (ii) the Final Closing, the Company will not issue any press release, grant any interview, or otherwise communicate with the media in any manner whatsoever with respect to the Offering without the Placement Agent’s prior consent, which consent will not unreasonably be withheld, delayed or conditioned; provided, however, the Company shall in no way be liable to Placement Agent, or otherwise be determined to be in breach of this Agreement, in the event the Company files any report that may potentially be determined to be a communication regarding, or with respect to, the Offering, if such report is required to be filed by Law, and the Company provided Placement Agent an opportunity to comment on such report at least six (6) hours prior to the deadline for the filing of such report.

2A.   Representations, Warranties and Covenants of Placement Agent. The Placement Agent represents and warrants to Company that the following representations and warranties are true and correct as of the date of this Agreement:

(a)    Aegis is a corporation duly organized, validly existing and in good standing under the laws of the State of New York and has all requisite corporate power and authority to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

(b)    This Agreement has been duly authorized, executed and delivered by the Placement Agent, and upon due execution and delivery by the Company, this Agreement will be a valid and binding agreement of the Placement Agent enforceable against it in accordance with its terms, except as may be limited by principles of public policy and, as to enforceability, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditor’s rights from time to time in effect and subject to general equity principles.

(c)    The Placement Agent is a member in good standing of FINRA and is registered as a broker-dealer under the Exchange Act, and under the securities acts of each state into which it is making offers or sales of the Shares. The Placement Agent is in compliance with all applicable rules and regulations of the SEC and FINRA, except to the extent that such noncompliance would not have a material adverse effect on the transactions contemplated hereby. None of the Placement Agent or its affiliates, or any person acting on behalf of the foregoing (other than Company or its affiliates or any person acting on its or their behalf, in respect of which no representation is made) has taken nor will it take any action that conflicts with the conditions and requirements of, or that would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Rule 506 of Regulation D or Section 4(a)(2) of the Act, or knows of any reason why any such exemption would be otherwise unavailable to it.

(d)    None of the execution and delivery of or performance by the Placement Agent under this Agreement or any other agreement or document entered into by the Placement Agent in connection herewith or the consummation of the transactions herein or therein contemplated conflicts with or violates, any agreement or other instrument to which the Placement Agent is a party or by which its assets may be bound, or any term of its certificate of incorporation or by-laws, or any license, permit, judgment, decree, order, statute, rule or regulation applicable to Placement Agent or any of its assets, except in each case as would not have a material adverse effect on the transactions contemplated hereby.

(e)    Neither Placement Agent nor any Placement Agent Related Persons (as defined below) are subject to any Disqualification Event. Placement Agent has exercised reasonable care to determine whether any Placement Agent Related Person is subject to a Disqualification Event. The Offering Materials contain a true and complete description of the matters required to be disclosed with respect to Placement Agent and Placement Agent Related Persons pursuant to the disclosure requirements of Rule 506(e) of Regulation D, to the extent applicable. As used herein, “Placement Agent Related Persons” means any director, general partner, managing member, executive officer, or other officer of Placement Agent participating in the Offering. Placement Agent agrees to promptly notify the Company in writing of (i) any Disqualification Event relating to any Placement Agent Related Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Placement Agent Related Person.

3.        Placement Agent Compensation.

(a)    In connection with the Offering, the Company will pay at each Closing (as defined in Section 4(e) below) a cash fee (the “Agent Cash Fee”) to the Placement Agent equal to 10% of the gross cash proceeds from the sale of the Shares consummated at such Closing. For the avoidance of doubt, (i) the consummation of the sale of Shares pursuant to the Additional Investment Rights will be considered a “Closing” for purposes of payment of the Agent Cash Fee; and (ii) Placement Agent shall not receive a cash fee with respect to the shares of Series A Stock and/or Series AA Stock that are exchanged for shares of Series AAA Preferred.

(b)    As additional compensation, at or within ten (10) business days following the Final Closing, the Company will issue to the Placement Agent (or its designee(s)) for nominal consideration, a five-year warrants (the “Agent Warrants”) to purchase such number of shares of the Company’s common stock as is equal to 14.5% of the shares of Common Stock initially issuable upon conversion of the Shares sold at each closing in this Offering and pursuant to the Shares issued pursuant to the Additional Investment Rights as described in the Offering Materials (the “Agent Warrant Shares”), at an exercise price equal to the Conversion Price of the Shares issued at such closing or the time of purchase of shares pursuant to the Additional Investment Right (the Agent Cash Fee and Agent Warrants are sometimes referred to herein collectively as “Agent Compensation”). The Agent Warrants will be exercisable on a “cashless” basis and for the five-year period following issuance and shall be afforded comparable price protections as the Shares. The Agent Warrants will be in such authorized denominations and will be registered in such names as the Placement Agent shall request in an instruction letter (the “Agent Warrant Instruction Letter”) to be delivered to the Company promptly following the Final Closing and the Company shall deliver such Agent Warrants to the Placement Agent within ten (10) business days following the delivery of the Agent Warrant Instruction Letter. For the avoidance of doubt, the consummation of the sale of Shares pursuant to the Additional Investment Rights will be considered a “Closing” for purposes of payment of the Agent Warrants. In addition, with respect to Shares issued in the Exchange (“Exchange Shares”), the Placement Agent shall be entitled to exchange previously issued placement agent warrants to purchase Series A Preferred Stock and/or Series AA Preferred Stock so exchanged and receive additional Agent Warrants to purchase 14.5% of the shares of Common Stock underlying the Exchange Shares at an exercise price equal to the Conversion Price of the Exchange Shares and exercisable for a five-year period, with comparable price protections as the Shares.

(c)    At each Closing, the Company will pay Aegis a non-accountable expense allowance equal to 2% of the aggregate purchase price of the Shares sold at such Closing (the “Agent Expense Allowance”). The Placement Agent will not bear any of the Company’s legal, accounting, printing or other expenses in connection with any transaction contemplated hereby. Aegis will pay for its own expenses, including all its legal fees and expenses, from the Agent Expense Allowance.

(d)    The Company shall also pay and issue to the Placement Agent the Agent Compensation calculated according to the percentages set forth in Sections 3(a) and (b) of this Agreement, if any person or entity contacted by the Placement Agent and provided with Offering Materials during the Offering Period and with whom the Placement Agent has discussions regarding a potential investment in the Offering, invests in the Company (other than through open or public market purchases or securities purchased in any underwritten public offering) and irrespective of whether such potential investor purchased Shares in the Offering (the “Tail Investors”) at any time prior to the earlier of the date that is twelve (12) months after the Termination Date or the Final Closing (“Tail Period”), whichever is applicable. The names of Tail Investors shall be provided in writing by the Placement Agent to the Company upon written request following the Termination Date or the Final Closing, as the case may be (the “Tail Investor List”). The Company acknowledges and agrees that the Tail Investor List is proprietary to the Placement Agent, shall be maintained in strict confidence by the Company and those persons/entities on such list shall not be contacted by the Company without the Placement Agent’s prior written consent; provided, however, that such restrictions shall not apply to ordinary course shareholder communications by the Company to its shareholders, including those Tail Investors that are shareholders of the Company. In the event the Placement Agent exercises its right of first refusal with respect to an offering pursuant to the provisions of Section 3(e) below, the specific compensation terms to the Placement Agent that are negotiated in such offering shall govern and the provisions of this Section 3(d) will not be operative with respect to such offering.

(e)    Effective upon the sale of at least the Minimum Offering Amount, the Company agrees to grant to Aegis, for a period of six (6) months following the Final Closing (the “ROFR Term”), the irrevocable preferential right of first refusal to act as lead placement agent for any proposed private placement of the Company’s securities (equity or debt) that is proposed to be consummated to investors in the United States with the assistance of a registered broker dealer; provided, however, the right granted in this Section 3(e) shall not apply to any Strategic Financing Alternative so long as such alternative is not facilitated by a broker and/or dealer registered with the Financial Industry Regulatory Authority. In that regard, it is understood that if the Company determines to pursue such a financing during the ROFR Term and wishes to engage a placement agent to assist in connection with such offering, the Company shall promptly provide the Placement Agent with a written notice of such intention and statement of terms (the “Notice”). If, within ten (10) business days of the receipt of the Notice, the Placement Agent does not accept in writing such offer to act as lead placement agent with respect to such offering upon the terms proposed, then the Company shall be entitled to engage a placement agent other than Aegis; provided that the terms of the compensation to be paid to such other placement agent or underwriter are not materially less favorable to the Company than the terms included in the Notice. The Placement Agent’s failure to exercise these preferential rights in any situation shall not affect its preferential rights to any subsequent offering during the ROFR Term. The Company represents and warrants that no other person has any right to participate in any offer, sale or distribution of the Company’s securities to which Aegis’ preferential rights shall apply. For purposes of this Section 3(e), “Strategic Financing Alternative” means any transaction or agreement with one or more persons, firms or entities designated as a “strategic partner” of the Company, as determined in good faith by the Board of Directors of the Company); provided, however, that each such “strategic partner” is itself, or has a subsidiary or affiliate that is, an operating company in a business synergistic with the business of the Company and provided further that the transaction is one in which the Company receives benefits in addition to the investment of funds.

4.        Subscription and Closing Procedures.

(a)    The Company shall cause to be delivered to the Placement Agent copies of the Offering Materials, consents to the use of such copies for the purposes permitted by the Act and applicable securities laws and in accordance with the terms and conditions of this Agreement, and hereby authorizes Placement Agent and its agents and employees to use the Offering Materials in connection with the offering of the Shares until the earlier of (i) the Termination Date or (ii) the Final Closing. No person or entity is or will be authorized to give any information or make any representations other than those contained in the Offering Materials or to use any offering materials other than those contained in the Offering Materials in connection with the sale of the Shares.

(b)    During the Offering Period, the Company shall make available to the Placement Agent and its representatives such information as may be reasonably requested in making a reasonable investigation of the Company Group and their respective affairs and shall provide access to such employees during normal business hours as shall be reasonably requested by the Placement Agent.

(c)    Each prospective purchaser will be required to complete and execute an original signature pages to the Subscription Agreement (the “Subscription Documents”), which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 12 hereof, together with the subscriber’s wire transfer in the full amount of the purchase price for the number of Shares desired to be purchased, subject to the Escrow Agent’s (as defined below) right to accept a check in lieu of a wire transfer.

(d)    All funds for subscriptions received by the Placement Agent from the Offering (not otherwise wired directly to the Escrow Agent) will be promptly forwarded by the Placement Agent and deposited into a non-interest-bearing escrow account (the “Escrow Account”) established for such purpose with and Continental Stock Transfer & Trust Company (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent (the “Escrow Agreement”). The Company will pay all fees related to the establishment and maintenance of the Escrow Account and comply with procedures required by the Escrow Agent. The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at each Closing, the Company will countersign the Subscription Documents and provide duplicate copies of such documents to the Placement Agent for distribution to the subscribers. The Placement Agent, on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions.

(e)     If subscriptions for at least the Minimum Offering Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement are fulfilled, the First Closing shall be held promptly with respect to Shares sold. Thereafter remaining Shares will continue to be offered and sold until the Termination Date and additional closings (each a “Closing”) may from time to time be conducted at times mutually agreed to by the Placement Agent and the Company with respect to additional Shares sold, with the final closing (“Final Closing”) to occur within ten (10) days after the earlier of the Termination Date and the date on which the all Shares has been fully subscribed for. Delivery of payment for the accepted subscriptions for Shares from funds held in the Escrow Account will be made at each Closing against delivery of the Shares by the Company. The Shares will be issued to the investors in the Offering in book entry format at each Closing.

(f)    If Subscription Documents for at least the Minimum Offering Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Shares will be sold, and pursuant to the terms of the Escrow Agreement, the Escrow Agent will, at the Company’s and the Placement Agent’s written direction, cause all monies received from subscribers for the Shares to be promptly returned to such subscribers without interest, penalty, expense or deduction and the Placement Agent and Company will promptly cooperate to accomplish the foregoing, including providing Escrow Agent with any requested written instructions in such regard.

5.        Further Covenants. The Company hereby covenants and agrees that:

(a)    Except upon prior written notice to the Placement Agent, the Company shall not, at any time prior to the Final Closing, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date).

(b)    If, at any time prior to the Final Closing, any event shall occur that causes a Company Group Material Adverse Effect or otherwise which as a result it becomes necessary to amend or supplement any of the Offering Materials so that the representations and warranties herein remain true and correct in all material respects, or in case it shall be necessary to amend or supplement any of the Offering Materials to comply with Regulation D or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request for delivery by the Placement Agent to potential subscribers. The Company will not at any time before the Final Closing prepare or use any amendment or supplement to the Offering Materials of which the Placement Agent will not previously have been advised and furnished with a copy, or which is not in compliance in all material respects with the Act and other applicable securities laws. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Offering Materials, or the suspension of any exemption for such qualification or registration thereof for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its reasonable best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c)    The Company shall comply with the Act, the Exchange Act and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Company’s blue sky counsel has advised the Placement Agent that the Shares are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Shares, and will file or cause to be filed with the SEC, and shall promptly thereafter forward or cause to be forwarded to the Placement Agent, any and all reports on Form D as are required.

(d)    The Company shall use its best efforts to qualify the Shares for sale under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and Company will make or cause to be made such applications and furnish information as may be required for such purposes, provided that Company will not be required to qualify as a foreign corporation in any jurisdiction or execute a general consent to service of process. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request with respect to the Offering.

(e)    The Company shall place a legend on the certificates representing the Shares and the Agent Warrants that the securities evidenced thereby have not been registered under the Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state laws.

(f)    The Company shall apply the net proceeds from the sale of the Shares for the purposes substantially as described in the Term Sheet. Except as set forth in the Term Sheet, the Company shall not use any of the net proceeds of the Offering to repay indebtedness to officers (other than accrued salaries incurred in the ordinary course of business), directors or shareholders of the Company without the prior written consent of the Placement Agent.

(g)    During the Offering Period, the Company shall afford each prospective purchaser of Shares the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Offering Materials to the extent the Company possesses such information or can acquire it without unreasonable expense. In addition, to the extent that any purchaser of Shares has inquiries concerning any of the business or operations of any member of the Company Group, the Company shall use reasonable best efforts to ensure that officers of such members are made available to respond to such inquiries.

(h)    Except upon obtaining the prior written consent of Aegis, which consent shall not be unreasonably withheld, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, except as contemplated by the Offering Materials (i) engage in or commit to engage in any transaction outside the ordinary course of business, (ii) issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities; provided, however, that the Company shall be permitted to issue stock options and/or restricted stock to officers, advisors, directors and employees of the Company pursuant to its existing equity incentive plan as described in the SEC Reports, (ii) incur, outside of the ordinary course of business, any material indebtedness, (iii) dispose of any material assets, (iv) make any acquisition (except to the extent specifically referenced in the Offering Materials) or (v) change its business or operations.

(i)    The Company shall pay all reasonable expenses incurred in connection with the preparation and printing of all necessary offering documents and instruments related to the Offering and the issuance of the Shares and the Agent Warrants and will also pay its own expenses for accounting fees, legal fees and other costs involved with the Offering. All blue sky filings related to this Offering shall be prepared by the Company’s counsel, at the Company’s expense, with copies of all filings to be promptly forwarded to the Placement Agent. Further, as promptly as practicable after the Final Closing, the Company shall prepare, at its own expense, an electronic “closing binder” relating to the Offering and will distribute one such binder to each of the Placement Agent and its counsel.

(j)    With the exception of the AR Facility, until the earlier of the Termination Date or the Final Closing, the Company will not, nor will any person or entity acting on Company’s behalf, negotiate with any other placement agent or underwriter with respect to a private or public offering of such entity’s debt or equity securities. With the Exception of the AR Facility, neither the Company nor anyone acting on the Company’s behalf will, until the earlier of the Termination Date or the Final Closing, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for any securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

5.        Placement Agent Further Covenants. The Placement Agent shall not, at any time during the Offering Period, knowingly take any action which would cause any of the representations and warranties made by it in this Agreement not to be complete and correct in all material respects on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such date (except to the extent any representation or warranty relates to an earlier date). Offers and sales of the Shares by the Placement Agent will be made in accordance with this Agreement and in compliance with the provisions of Regulation D, Regulation S, if applicable, and the Securities Act.

6.      Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder to effect a Closing are subject to the fulfillment, at or before each Closing, of the following additional conditions:

(a)    Each of the representations and warranties made in this Agreement by the Company qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)    The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by the Company at or before the Closing.

(c)    Neither the SEC Reports nor the Offering Materials shall, and as of the date of any amendment or supplement thereto will, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)    The Company shall have obtained all consents, waivers and approvals required to be obtained by such parties in connection with the consummation of the transactions contemplated hereby.

(e)    No order suspending or enjoining the Offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to Company’s knowledge, threatened.

(f)    The Placement Agent shall have received a certificate of an officer of the Company, dated as of the date of such Closing, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c), (d) and (e) above.

(g)    Prior to the First Closing, the Company shall have delivered to the Placement Agent: (i) a certified charter document and good standing certificate for the Company and each Subsidiary, each dated as of a date within ten (10) days prior to the First Closing from the secretary of state of its jurisdiction of incorporation or formation, as applicable, and (ii) resolutions of the Company’s board of directors approving this Agreement and the transactions and agreements contemplated by this Agreement, certified by the Chief Executive Officer of the Company.

(h)    At each Closing, the Company shall pay and/or issue to the Placement Agent the Agent Cash Fee and Agent Expense Allowance earned in such Closing. Promptly following the Final Closing, the Placement Agent shall provide the Company with instructions with respect to the issuance of the Agent Warrants and the Company shall promptly issue said Agent Warrants and deliver same to the Placement Agent.

(i)    At each Closing, the Company shall deliver to the Placement Agent a signed opinion of Disclosure Law Group, counsel to the Company, dated as of each such Closing Date, substantially in the form annexed hereto as Exhibit A.

(j)    Prior to each Closing, the Company shall provide evidence of the filing of the Certificate of Designation on the Series AAA Preferred Stock with the State of Delaware covering the Shares issued at such Closing.

(k)    All proceedings taken at or prior to any Closing in connection with the authorization, issuance and sale of the Shares will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents and certificates as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

(l)    At each Closing, the Company shall provide irrevocable instructions to its transfer agent to issue into treasury shares, and reserve for future and automatic issuance upon the requested conversion of the Shares by any holder, such number of shares of Common Stock issuable upon the conversion of the Shares sold in such Closing.

7.      Conditions of Company’s Obligations. The obligations of the Company hereunder to effect a Closing are subject to the fulfillment, at or before such Closing, of the following additional conditions or subject to the waiver of such condition or conditions by the Company:

(a)    Each of the representations and warranties made in this Agreement by the Placement Agent qualified as to materiality shall be true and correct at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations and warranties made by the Placement Agent not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each Closing Date, except to the extent any such representation or warranty expressly relates to an earlier date, in which case such representation or warranty shall be true and correct in all material respects as of such earlier date.

(b)    The Placement Agent shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it at or before the Closing.

(c)    The Company shall have received a certificate of an officer of the Placement Agent, dated as of the Closing Date, certifying, as to the fulfillment of the conditions set forth in subparagraphs (a) and (b) above.

(d)    No order suspending or enjoining the Offering or sale of the Shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the Company’s knowledge, be contemplated or threatened.

8.        Indemnification.

(a)    The Company will: (i) indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents (including subagents and selected dealers) and each person, if any, who controls the Placement Agent within the meaning of the Section 15 of the Act or Section 20(a) of the Exchange Act (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject under the Act or otherwise, in connection with the offer and sale of the Shares, insofar as such losses, claims, damages, liabilities or expenses arise out of or relate to a breach of any representation, warranty or covenant made by the Company herein, regardless of whether such losses, claims, damages, liabilities or expenses shall result from any claim by any Indemnitee or by any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably and actually incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is finally judicially determined to have resulted primarily and directly from (A) an untrue statement or alleged untrue statement of a material fact made in the Offering Materials, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, made solely in reliance upon and in conformity with written information furnished to the Company by the Placement Agent specifically for use in the Offering Materials, (B) any violations by the Placement Agent of the Act, state securities laws or any rules or regulations of FINRA, which does not result from a violation thereof by the Company or any of its affiliates, or (C) the Placement Agent’s willful misconduct or gross negligence. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering, other than fees due to the Placement Agent. The foregoing indemnity agreements will be in addition to any liability the Company may otherwise have.

(b)    Aegis will indemnify and hold harmless the Company and its officers, directors, and each person, if any, who controls such entity within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act against, and pay or reimburse any such person for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof) to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses shall result from any claim of the Company or by any third party, but only to the extent that such losses, claims, damages or liabilities are finally judicially determined to have resulted primarily from or as a result of (i) any untrue statement or alleged untrue statement of any material fact contained in the Offering Materials made in reliance upon and in conformity with information contained in the Offering Materials relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in either case, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent, specifically for use in the Offering Materials or (ii) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof by the Issuer, the Operating Company or any of their respective affiliates, the Placement Agent’s willful misconduct or gross negligence. The Placement Agent will reimburse the Company, and any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies. The foregoing indemnity agreements are in addition to any liability which the Placement Agent may otherwise have. Notwithstanding the foregoing, in no event shall the Placement Agent’s indemnification obligation hereunder exceed the aggregate amount of the Agent Cash Fees received by the Placement Agent hereunder.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, claim, proceeding or investigation (the “Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability that it may have to any indemnified party under this Section 8 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party, provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it that are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld, delayed or conditioned in light of all factors of importance to such party, and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

9.        Contribution. To provide for just and equitable contribution, if: (i) an indemnified party makes a claim for indemnification pursuant to Section 8 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the Exchange Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total Agent Cash Fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 9. No person guilty of a fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 9. Anything in this Section 9 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 9 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the Exchange Act or otherwise available.

10.      Termination.

(a)    The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in any of the Offering Materials shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or under any other Transaction Documents; (iii) there shall occur any event that could reasonably be expected to result in a Company Group Material Adverse Effect or (iv) either party hereto determines that it is reasonably likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. In the event of any such termination by the Placement Agent pursuant to the above, the Placement Agent shall be entitled to retain any Agent Compensation already earned (if any, at such point in time) and receive from the Company, within five (5) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal the sum of upon presentation of a written accounting in reasonable detail, reimbursement of Placement Agent’s reasonable and actual out-of-pocket expenses related to the Offering in excess of the foregoing retainer, including but not limited to fees and expenses of its legal counsel (not to exceed $75,000), travel expenses and due diligence related expenditures (collectively, the “PA Expense Reimbursement”) and the provisions of Sections 3(d) and 3(e) shall survive in full force and effect.

(b)    This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period on account of the Placement Agent’s fraud, willful misconduct or gross negligence. In the event of any such termination pursuant to this Section 10(b), the Placement Agent shall not be entitled to any further compensation pursuant to these termination provisions.

(c)    In the event the Company unilaterally decides for any reason (other than pursuant to Sections 10(b), above) to terminate the Offering at any time prior to the earlier of the First Closing or the Termination Date (the “Unilateral Termination”), the Placement Agent shall be entitled to receive from the Company within five (5) business days of such termination the sum of $100,000 plus the PA Expense Reimbursement. In addition, if within twelve (12) months after the Unilateral Termination, the Company conducts a public or private offering of its securities, an amount equal to 1.5% of the gross proceeds from such private or public offering; provided that such percentage shall be the applicable percentages set forth in section 3(d) hereto with respect to any gross proceeds from Tail Investors.

(d)    This Offering may be terminated upon mutual agreement of the Company and the Placement Agent, at any time prior to the expiration of the Offering Period. In addition, upon the expiration of the Offering Period, the Offering shall terminate without any further action of the parties hereto. If the Offering is terminated pursuant to this Section 10(d), then in cases in which no Closing had been theretofore consummated, the Company’s sole obligation to the Placement Agent shall be the PA Expense Reimbursement which shall be paid within five (5) business days of such termination.

(e)    Before any termination by the Placement Agent under Section 10(a) or by the Company under Section 10(b) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering, which shall set forth the specific grounds for the proposed termination (the “Termination Notice”). If the specified grounds for termination, or their resulting adverse effect on the transactions contemplated hereby, are curable, then the other party shall have ten (10) days from the Termination Notice within which to remove such grounds or to eliminate all of their material adverse effects on the transactions contemplated hereby; otherwise, the Offering shall terminate.

(f)         Upon any termination pursuant to this Section 10, the parties to this Agreement will promptly instruct Escrow Agent to cause all monies received with respect to the subscriptions for Shares not closed upon to be promptly returned to such subscribers without interest, penalty or deduction.

11.      Survival.

(a)    The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination or completion of the Offering. In addition, the provisions of Sections 3(d), 3(e), 3(f), 3(g) and 10 through 17 hereof shall also survive the termination or expiration of this Offering.

(b)    The respective indemnities, covenants, representations, warranties and other statements of Company and the Placement Agent set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Shares or any termination of the Offering hereunder for a period of two (2) years from the earlier to occur of the Final Closing or the termination of the Offering.

12.      Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by facsimile transmission, with confirmation received or email. If sent to the Placement Agent, such notice will be mailed, delivered or telefaxed and confirmed to Aegis Capital Corp., 1345 Avenue of the Americas, 27th Floor, New York, NY 10105, Attention: Adam K. Stern, telefax number (646) 390-9122 or email Adam@sternaegis.com , with a copy (which shall not constitute notice) to: Littman Krooks LLP, 1325 Avenue of the Americas, 15th Floor, New York, NY 10019 Attention: Steven Uslaner, Esq., telefax number (212) 490-2990 or email: suslaner@littmankrooks.com, if sent to Company, such notice will be mailed, delivered or telefaxed and confirmed to Super League Enterprise. Inc., 2912 Colorado Ave. Suite #203, Santa Monica, CA 90404, Attention: Ann Hand, CEO, email: ann.hand@superleague.com, with a copy (which shall not constitute notice) to: Disclosure Law Group, a professional corporation, 655 W. Broadway, Suite 870, San Diego, CA 92101, Attention: Daniel W. Rumsey, Esq, email: drumsey@disclosurelawgroup.com.

13.    Governing Law, Jurisdiction. This Agreement shall be deemed to have been made and delivered in New York City and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of New York. THE PARTIES AGREE THAT ANY DISPUTE, CLAIM OR CONTROVERSY DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF THIS AGREEMENT, THE TERMINATION OR VALIDITY HEREOF, ANY ALLEGED BREACH OF THIS AGREEMENT OR THE ENGAGEMENT CONTEMPLATED HEREBY (ANY OF THE FOREGOING, A “CLAIM”) SHALL BE SUBMITTED TO THE JUDICIAL ARBITRATION AND MEDIATION SERVICES, INC. (“JAMS”), OR ITS SUCCESSOR, IN NEW YORK, FOR FINAL AND BINDING ARBITRATION IN FRONT OF A PANEL OF THREE ARBITRATORS WITH JAMS IN NEW YORK, NEW YORK UNDER THE JAMS COMPREHENSIVE ARBITRATION RULES AND PROCEDURES (WITH EACH OF THE PLACEMENT AGENT AND THE COMPANY CHOOSING ONE ARBITRATOR, AND THE CHOSEN ARBITRATORS CHOOSING THE THIRD ARBITRATOR).  THE ARBITRATORS SHALL, IN THEIR AWARD, ALLOCATE ALL OF THE COSTS OF THE ARBITRATION, INCLUDING THE FEES OF THE ARBITRATORS AND THE REASONABLE ATTORNEYS’ FEES OF THE PREVAILING PARTY, AGAINST THE PARTY WHO DID NOT PREVAIL.  THE AWARD IN THE ARBITRATION SHALL BE FINAL AND BINDING.  THE ARBITRATION SHALL BE GOVERNED BY THE FEDERAL ARBITRATION ACT, 9 U.S.C. SEC. 1-16, AND THE JUDGMENT UPON THE AWARD RENDERED BY THE ARBITRATORS MAY BE ENTERED BY ANY COURT HAVING JURISDICTION THEREOF.  THE COMPANY AND THE PLACEMENT AGENT AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT TO ENFORCE AN AWARD IN ARBITRATION.

14.    Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Either party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. Neither party may assign its rights or obligations under this Agreement to any other person or entity without the prior written consent of the other party.

15.     Entire Agreement; Severability. This Agreement together with any other agreement referred to herein supersedes all prior understandings and written or oral agreements between the parties with respect to the Offering and the subject matter hereof. If any portion of this Agreement shall be held invalid or unenforceable, then so far as is reasonable and possible (i) the remainder of this Agreement shall be considered valid and enforceable and (ii) effect shall be given to the intent manifested by the portion held invalid or unenforceable.

16.    Limitation of Engagement to the Company. The Company acknowledges that the Placement Agent has been retained only by the Company, that the Placement Agent is providing services hereunder as an independent contractor (and not in any fiduciary or agency capacity) and that the Company’s engagement of the Placement Agent is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Placement Agent or any of its affiliates, or any of its or their officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 8 and 9 hereof. Unless otherwise expressly agreed in writing by the Placement Agent or as provided in Sections 8 or 9 hereof, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Placement Agent, and no one other than the Company is intended to be a beneficiary of this Agreement.

17.    Modification; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement.

18.    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, for example, www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

[Signatures on following page.]

If the foregoing is in accordance with your understanding of the agreement between the Company and the Placement Agent, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

SUPER LEAGUE ENTERPRISE, INC.

By:	/s/ Ann Hand
Ann Hand
Chief Executive Officer

Accepted and agreed to this

6th day of November, 2023:

AEGIS CAPITAL CORP.

By:	/s/ Adam Stern
Adam K. Stern
Head of Private Equity Banking

SCHEDULE OF EXCEPTIONS

Schedule 2(c): Subsidiaries

[OMITTED]

Schedule 2(k): Capitalization

[OMITTED]

EXHIBIT A

FORM OF LEGAL OPINION

[OMITTED]